Exhibit 99.1

SUNOCO 1Q09 EARNINGS, PAGE 1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact:	For release: IMMEDIATELY

    Thomas Golembeski (media) 215-977-6298

    Clare McGrory (investors) 215-977-6764

No: 10 -10

SUNOCO REPORTS FIRST QUARTER RESULTS

Non-refining businesses perform well;

Company maintains focus on cost reduction and margin capture

PHILADELPHIA, April 29, 2010 — Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $63 million ($0.53 per share diluted) for the first quarter of 2010 compared to net income attributable to Sunoco shareholders of $12 million ($0.10 per share diluted) for the first quarter of 2009. Excluding special items, Sunoco had income for the 2010 first quarter of $17 million ($0.14 per share diluted) compared to 2009 first quarter income of $59 million ($0.50 per share diluted).

“While first quarter results reflect the continued challenges caused by ongoing economic weakness and excess global supply of petroleum and chemical products, our non-refining businesses continue to generate steady earnings,” said Lynn L. Elsenhans, Chairman and Chief Executive Officer. Sunoco’s earnings contribution from its Retail Marketing, Logistics and Coke businesses totaled $75 million, up from $61 million in the first quarter of 2009.

“Although the market remains challenging, Sunoco is well prepared,” said Elsenhans. “The early, proactive steps we took during this cycle have made us stronger, leaner and more competitive. We continue to drive toward a sustainably lower cost structure, and our recent actions to strengthen our balance sheet have enabled us to maintain our financial flexibility and position us to take advantage of attractive growth opportunities in our Logistics, Coke and Retail Marketing businesses.”

“To build a better future for Sunoco, we remain focused on the fundamentals: running our refineries safely and reliably at optimal capacity utilization, lowering our breakeven cost per barrel, and improving margin capture, all of which are designed to increase our cash generation through operations,” Elsenhans said. “Going forward, we will maintain our focus on delivering value to shareholders and achieving our aspiration of becoming the preferred provider of transportation fuels in our markets.”

SUNOCO 1Q09 EARNINGS, PAGE 2

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY- Continuing Operations

Refining and Supply had a loss from continuing operations of $42 million in the first quarter of 2010 versus income of $14 million in the first quarter of 2009. The decrease in results was due to lower realized margins and production volumes, partially offset by lower expenses. Planned turnaround activities in March at the Marcus Hook and Toledo refineries resulted in reduced production and reduced realized margins due largely to lower yield gains and the cost of reserving for refined product inventory draws at higher quarter-end prices. The overall crude utilization rate was 79 percent for the quarter, down from 85 percent in the fourth quarter of 2009. Lower expenses were largely the result of lower costs for purchased fuel and utilities as well as cost reductions related to the business improvement initiative carried out during the last three quarters of 2009 and the closure of the Eagle Point refinery in the fourth quarter of 2009.

REFINING AND SUPPLY- Discontinued Operations

Discontinued Tulsa refining operations, which were divested on June 1, 2009, had income of $9 million in the first quarter of 2009.

RETAIL MARKETING

Retail Marketing earned $21 million in the current quarter versus $6 million in the first quarter of 2009. The increase in earnings was due to higher average retail gasoline margins and lower expenses, partially offset by lower distillate margins and lower gasoline and distillate sales volumes.

CHEMICALS- Continuing Operations

Chemicals reported income from continuing operations of $3 million in the first quarter of 2010 versus a loss of $12 million in the first quarter of 2009. The improvement in results was primarily due to higher margins, higher sales volumes and lower expenses.

CHEMICALS- Discontinued Operations

Discontinued polypropylene operations, which were divested on March 31, 2010, had income of $21 million in the first quarter of 2010 versus $8 million in the first quarter of 2009. The increase in earnings was primarily due to higher margins and lower expenses, partially offset by lower sales volumes and the absence of a favorable inventory adjustment that was recorded in the first quarter of 2009. Margins in 2010 include $6 million of after-tax benefits attributable to LIFO inventory profits.

SUNOCO 1Q09 EARNINGS, PAGE 3

LOGISTICS

Logistics earned $17 million in the first quarter of 2010 versus $30 million in the first quarter of 2009. The decrease in earnings was due primarily to lower results from crude marketing activities.

COKE

Coke earned $37 million in the first quarter of 2010, compared to $25 million in the first quarter of 2009. The increase in earnings was due primarily to improved results from Jewell operations largely associated with higher price realizations from coke production.

CORPORATE AND OTHER

Corporate Expenses – Corporate administrative expenses were $23 million after tax in the first quarter of 2010 versus $11 million after tax in the first quarter of 2009. Corporate expenses increased primarily due to $8 million of unfavorable income tax adjustments in 2010 and higher accruals for performance-related incentive compensation.

Net Financing Expenses and Other – Net financing expenses and other were $17 million after tax in the first quarter of 2010 versus $10 million after tax in the first quarter of 2009. The increase was primarily due to higher interest expense and lower capitalized interest. The increased interest expense was largely driven by new borrowings of Sunoco Logistics Partners L.P. (NYSE:SXL).

SPECIAL ITEMS

During the first quarter of 2010, Sunoco recorded a $44 million net after-tax loss related to the divestment of the discontinued polypropylene operations; recorded a $20 million after-tax provision primarily related to contract losses in connection with excess barge capacity resulting from the shutdown of the Eagle Point refining operations; established a $7 million after-tax accrual primarily for pension settlement losses in connection with the business improvement initiative; and recorded a $9 million unfavorable adjustment to deferred state income taxes attributable to its continuing phenol chemical operations.

During the first quarter of 2009, Sunoco established a $34 million after-tax accrual for employee terminations and related costs in connection with the business improvement initiative; recorded a $9 million after-tax provision to write down to estimated fair value certain assets primarily in the Refining and Supply business; and established a $4 million after-tax accrual for a contract loss, employee terminations and other exit costs in connection with the shutdown of the Bayport, TX polypropylene plant.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 675 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, and an ownership interest in approximately

SUNOCO 1Q09 EARNINGS, PAGE 4

6,000 miles of crude oil and refined product pipelines and 41 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Utilizing a technology with several proprietary features, Sunoco’s cokemaking facilities in the United States have the nominal capacity to manufacture approximately 3.67 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on April 29, 2010. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of

SUNOCO 1Q09 EARNINGS, PAGE 5

changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 1Q10 EARNINGS, PAGE 6

Sunoco, Inc.

2010 First Quarter Financial Summary

(Unaudited)

First Quarter	2010	2009*
Revenues	$8,192,000,000	$5,952,000,000

Net Income (Loss)	$(38,000,000)	$51,000,000
Less: Net Income Attributable to Noncontrolling Interests	25,000,000	39,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(63,000,000)	$12,000,000

Net Income (Loss) Attributable to Sunoco, Inc.
Shareholders Per Share of Common Stock:
Basic	$(.53)	$.10
Diluted	$(.53 )**	$.10

Weighted-Average Number of Shares
Outstanding (In Millions):
Basic	118.8	116.9
Diluted	118.8 **	117.0

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 and the Tulsa refinery that was sold on June 1, 2009 as discontinued operations.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 1Q10 EARNINGS, PAGE 7

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	March 31		Dec. 31
	2010	2009	2009
Refining and Supply:

Continuing operations	$(42)	$14	$(135)
Discontinued operations	—	9	—
Retail Marketing	21	6	21

Chemicals:

Continuing operations	3	(12)	4
Discontinued operations	21	8	2
Logistics	17	30	22
Coke	37	25	78

Corporate and Other:

Corporate expenses	(23)	(11)	(6)
Net financing expenses and other	(17)	(10)	(17)

	17	59	(31)
Special items	(80)*	(47)**	57 ***

Net Income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$12	$26

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.14	$.50	$(.27)
Special items	(.67)	(.40)	.49

Net Income (loss) attributable to Sunoco, Inc. shareholders	$(.53)	$.10	$.22

*	Includes a $44 million net after-tax loss recognized in connection with the divestment of the polypropylene chemicals business.
**	Includes $3 and $4 million after-tax provisions for asset write-downs and other matters attributable to the Tulsa refining operations and polypropylene chemicals business, respectively.
***	Includes a $21 million net after-tax favorable adjustment to the gain recognized in connection with the divestment of the Tulsa refining operations.

SUNOCO 1Q10 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended
	March 31		Dec. 31
	2010	2009*	2009
REFINING AND SUPPLY

Income (Loss) (Millions of Dollars)	$(42)	$14	$(135)
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$4.08	$6.33	$1.96
Market Benchmark*** (Per Barrel)	$5.67	$5.71	$3.59
Crude Inputs as Percent of Crude Unit Rated Capacity+	79	76	85
Throughputs (Thousand Barrels Daily):
Crude Oil	533.3	626.9	617.4
Other Feedstocks	58.9	67.5	67.4

Total Throughputs	592.2	694.4	684.8

Products Manufactured (Thousand Barrels Daily):
Gasoline	306.3	350.0	365.5
Middle Distillates	202.4	233.4	219.3
Residual Fuel	34.8	61.1	52.2
Petrochemicals	23.7	25.7	26.3
Other	51.8	54.4	53.4

Total Production	619.0	724.6	716.7
Less: Production Used as Fuel in Refinery
Operations	28.5	35.5	35.0

Total Production Available for Sale	590.5	689.1	681.7

*	Excludes amounts attributable to the Tulsa refinery, which was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).
+	Reflects the impact of a 150 thousand barrels-per-day reduction in crude unit capacity in November 2009 attributable to the shutdown of the Eagle Point refinery.

SUNOCO 1Q10 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended
	March 31		Dec.31
	2010	2009	2009
RETAIL MARKETING

Income (Millions of Dollars)	$21	$6	$21
Retail Margin* (Per Barrel):
Gasoline	$3.74	$2.69	$3.70
Middle Distillates	$3.35	$10.29	$3.33
Sales (Thousand Barrels Daily):
Gasoline	271.4	282.1	286.8
Middle Distillates	24.2	36.6	24.3

	295.6	318.7	311.1

Total Retail Gasoline Outlets, End of Period	4,713	4,654	4,711
Gasoline and Diesel Throughput per Company-
Owned or Leased Outlet (M Gal/Site/Month)	147	143	153
Convenience Stores:
Total Stores, End of Period	576	696	578
Merchandise Sales (M$/Store/Month)	$88	$78	$91
Merchandise Margin (Company Operated) (% of Sales)	26%	28%	27%

*  Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

CHEMICALS*

Income (Loss) (Millions of Dollars)	$3	$(12)	$4
Margin** (Cents per Pound)	9.9	6.6	9.7
Sales (Millions of Pounds)	449	407	457

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO 1Q10 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended
	March 31		Dec. 31
	2010	2009	2009

LOGISTICS

Income (Millions of Dollars)	$17	$30	$22
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,738	1,504	1,378
Affiliated Customers	1,238	1,438	1,456

	2,976	2,942	2,834

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$37	$25	$78
Coke Production (Thousands of Tons):
United States*	841	681	778
Brazil	413	280	383

* Includes amounts attributable to a 650 thousand tons-per-year cokemaking facility at SunCoke Energy’s Granite City site which commenced operations in the fourth quarter of 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing Operations	$109	$107	$54
Discontinued Operations	—	2	—
Retail Marketing	7	8	32
Chemicals:
Continuing Operations	5	4	8
Discontinued Operations	3	4	4
Logistics	27	33	67
Coke	10	69	41

	$161	$227	$206

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$62	$65	$66
Retail Marketing	20	25	24
Chemicals	7	7	7
Logistics	14	11	13
Coke	11	8	9

	$114	$116	$119

*  Excludes amounts attributable to the polypropylene chemicals business and Tulsa refinery for all periods presented. The polypropylene chemicals business was sold to Braskem S.A. on March 31, 2010 and the Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, have been classified as discontinued operations in the Company’s consolidated statements of operations.

SUNOCO 1Q10 EARNINGS, PAGE 11

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd	4th	Total
Refining and Supply:

Continuing operations	$14	$(77)	$(118)	$(135)	$(316)
Discontinued operations	9	(6)	—	—	3
Retail Marketing	6	10	49	21	86
Chemicals:

Continuing operations	(12)	(3)	(2)	4	(13)
Discontinued operations	8	3	1	2	14
Logistics	30	26	19	22	97
Coke	25	42	35	78	180
Corporate and Other:

Corporate expenses	(11)	(15)	(6)	(6)	(38)
Net financing expenses and other	(10)	(11)	(12)	(17)	(50)

	59	(31)	(34)	(31)	(37)
Special Items:

Continuing operations	(40)	(44)	(278)	36	(326)
Discontinued operations*	(7)	20	—	21	34

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

Earnings (loss) per share of common stock (diluted):

Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)	$(.27)	$(.32)
Special items	(.40)	(.20)	(2.38)	.49	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)	$.22	$(2.81)

*	Consists of $4 and $3 million after-tax provisions for asset write-downs and other matters attributable to the polypropylene chemicals operations and the Tulsa refinery, respectively, in the first quarter of 2009 and $20 and $21 million net after-tax gains recognized in connection with the divestment of the Tulsa refining operations in the second quarter and fourth quarter of 2009, respectively.

SUNOCO 1Q10 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2010 First Quarter
Refining and Supply:
Continuing operations	$(42)
Discontinued operations	—
Retail Marketing	21

Chemicals:
Continuing operations	3
Discontinued operations	21
Logistics	17
Coke	37

Corporate and Other:
Corporate expenses	(23)
Net financing expenses and other	(17)

17

Special Items:
Continuing operations	(36)
Discontinued operations*	(44)

Net loss attributable to Sunoco, Inc. shareholders	$(63)

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$.14
Special items	(.67)

Net loss attributable to Sunoco, Inc. shareholders	$(.53)

*	Consists of a net loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO 1Q10 EARNINGS, PAGE 13

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$5,945	$7,271	$8,389	$8,666	$30,271
Interest income	1	3	1	—	5
Other income, net	6	24	60	26	116

	5,952	7,298	8,450	8,692	30,392

COSTS AND EXPENSES
Cost of products sold and operating expenses	4,936	6,355	7,464	7,782	26,537
Consumer excise taxes	569	605	630	583	2,387
Selling, general and administrative expenses	168	158	180	165	671
Depreciation, depletion and amortization	116	135	114	119	484
Payroll, property and other taxes	39	34	32	32	137
Provision for asset write-downs and other matters	67	75	511	34	687
Interest cost and debt expense	31	39	37	38	145
Interest capitalized	(10)	(12)	(12)	(5)	(39)

	5,916	7,389	8,956	8,748	31,009
Income (loss) from continuing operations before income tax benefit	36	(91)	(506)	(56)	(617)
Income tax benefit	(5)	(53)	(219)	(89)	(366)

Income (loss) from continuing operations	41	(38)	(287)	33	(251)
Income from discontinued operations	10	17	1	23	51

Net income (loss)	51	(21)	(286)	56	(200)
Less: Net income attributable to noncontrolling interests	39	34	26	30	129

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

*	Reclassified to treat the polypropylene chemicals business that was sold on March 31, 2010 and the Tulsa refinery that was sold on June 1, 2009 as discontinued operations.

SUNOCO 1Q10 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

2010 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,166
Interest income	—
Other income, net	26

8,192

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,311
Consumer excise taxes	530
Selling, general and administrative expenses	146
Depreciation, depletion and amortization	114
Payroll, property and other taxes	34
Provision for asset write-downs and other matters	45
Interest cost and debt expense	39
Interest capitalized	(3)

8,216
Loss from continuing operations before income tax benefit	(24)
Income tax benefit	(9)

Loss from continuing operations	(15)
Loss from discontinued operations	(23)

Net loss	(38)
Less: Net income attributable to noncontrolling interests	25

Net loss attributable to Sunoco, Inc. shareholders	$(63)

SUNOCO 1Q10 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2010	At December 31 2009
ASSETS
Cash and cash equivalents	$812	$377
Receivable from sale of polypropylene business	351	—
Accounts and notes receivable, net	2,273	2,262
Inventories	835	635
Income tax refund receivable	33	394
Deferred income taxes	96	96

Total current assets	4,400	3,764

Investments and long-term receivables	179	179
Properties, plants and equipment, net	7,279	7,626
Deferred charges and other assets	249	326

Total assets	$12,107	$11,895

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$4,152	$3,806
Short-term borrowings	115	397
Current portion of long-term debt	8	6
Taxes payable	224	209

Total current liabilities	4,499	4,418

Long-term debt	2,324	2,061
Retirement benefit liabilities	551	778
Deferred income taxes	971	998
Other deferred credits and liabilities	563	521

Total liabilities	8,908	8,776

EQUITY
Sunoco, Inc. shareholders’ equity	2,712	2,557
Noncontrolling interests	487	562

Total equity	3,199	3,119

Total liabilities and equity	$12,107	$11,895

SUNOCO 1Q10 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(38)	$51
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on divestment of discontinued polypropylene operations	169	—
Provision for asset write-downs and other matters	45	79
Depreciation, depletion and amortization	117	125
Deferred income tax expense (benefit)	(48)	38
Payments less than (in excess of) expense for retirement plans*	(134)	11
Changes in working capital pertaining to operating activities	401	(400)
Other	(11)	(7)

Net cash provided by (used in) operating activities	501	(103)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(161)	(227)
Proceeds from divestments**	8	2
Other	—	2

Net cash used in investing activities	(153)	(223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	(282)	(36)
Net proceeds from issuance of long-term debt	571	658
Repayments of long-term debt	(303)	(275)
Net proceeds from sale of Sunoco Logistics Partners L.P. limited partnership units	145	—
Cash distributions to investors in cokemaking operations	(4)	(3)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(23)	(16)
Cash dividend payments	(18)	(35)
Other	1	(1)

Net cash provided by financing activities	87	292

Net increase (decrease) in cash and cash equivalents	435	(34)
Cash and cash equivalents at beginning of period	377	240

Cash and cash equivalents at end of period	$812	$206

*	Payments for the three months ended March 31, 2010 exclude 3.59 million shares of Sunoco common stock contributed to the Company’s defined benefit plans that were valued at $90 million.
**	Proceeds from divestments for the three months ended March 31, 2010 exclude $351 million from the sale of the Company’s polypropylene chemical operations which was received on April 1, 2010.

-END OF SUNOCO 1Q10 EARNINGS REPORT-